Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of Gigamon LLC of our report dated March 25, 2013, except for the effects of the reverse stock split described in Note 13, as to which the date is May 20, 2013, relating to the consolidated financial statements of Gigamon LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

San Jose, California

May 29, 2013